EXHIBIT 99.1

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of the capital stock of SPX Technologies, Inc. (“SPX,” “our Company,” “we” or “us”). SPX is a corporation incorporated under the laws of the State of Delaware, and accordingly its internal corporate affairs are governed by Delaware law and by its Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and its By-laws, as amended (our “By-Laws”), which are filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2022 and available at www.sec.gov. The following summary is qualified in its entirety by reference to the applicable provisions of Delaware law and our Certificate of Incorporation and By-laws, which are subject to future amendment in accordance with the provisions thereof. Our common stock is the only class of our securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, without par value.

Common Stock

The holders of our common stock are entitled to have dividends declared in cash, property, or other securities out of any of our net profits or net assets legally available therefor as and when declared by our Board of Directors. In the event of the liquidation or dissolution of our business, the holders of common stock will be entitled to receive ratably the balance of net assets available for distribution after payment of any liquidation or distribution preference payable with respect to any then outstanding shares of our preferred stock. Each share of common stock is entitled to one vote with respect to matters brought before the stockholders, except for the election of any directors who may be elected by vote of any outstanding shares of preferred stock voting as a class.

The payment of any dividends on our common stock is subject to the discretion of our Board of Directors. Any determination to pay any dividends on our common stock is subject to consideration of our financial performance and on-going capital needs, our ability to declare and pay dividends under the terms of our credit agreements and any indentures governing our debt securities, and other factors deemed relevant.

Preferred Stock

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock. Under our Certificate of Incorporation and subject to the limitations prescribed by law, our Board of Directors, without stockholder approval, may issue our preferred stock in one or more series, and may establish prior to issuance the number of shares to be included in such series and may fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, except that such shares shall not have more than one vote per share.

All shares of any series of preferred stock, as between themselves, are to rank equally and be identical; and all series of preferred stock, as between themselves, are to rank equally and are identical except as set forth in resolutions adopted by our Board of Directors in authorizing the issuance of a particular series.

Delaware Anti-Takeover Law and Certain Certificate of Incorporation and By-law Provisions

Certain provisions of Delaware law, our Certificate of Incorporation and our By-Laws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company, including takeover attempts that might result in a premium over the market price for the shares of common stock. These provisions are summarized below.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating certain corporate takeover transactions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time that the person became an interested stockholder, unless:

• before the person became an “interested stockholder,” the board of directors of the corporation approved the transaction in which the “interested stockholder” became an “interested stockholder” or approved the business combination;

• upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation that was outstanding at the time the transaction commenced. For purposes of determining the number of shares outstanding, shares owned by directors who are also officers of the corporation and shares owned by employee stock plans, in specified instances, are excluded; or

• at or after the time the person became an “interested stockholder,” the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or any majority-owned subsidiary, transactions which increase an “interested stockholder’s” percentage ownership of stock of the corporation or any majority-owned subsidiary, and receipt of various financial benefits from the corporation or any majority-owned subsidiary. In general, an “interested stockholder” is defined as any person or entity that is the beneficial owner of at least 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. SPX has not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and By-Law Provisions

Together, our Certificate of Incorporation and By-Laws:

• provide for a classified Board of Directors, with directors serving staggered three-year terms, so that it would take three successive annual meetings to replace all directors;

• require that a director may be removed only for cause and only upon the affirmative vote of holders of 80% of the outstanding shares of common stock (together with any other class of our outstanding voting stock voting together as a single class);

• provide that vacancies on our Board of Directors, including vacancies resulting from an increase in the size of our Board of Directors, may be filled only by our Board of Directors;

• permit our Board of Directors to issue, without stockholder approval, preferred stock with such terms as our Board of Directors may determine;

• prohibit stockholder action through written consents;

• require that special meetings of stockholders be called only by our Chairman, President and Chief Executive Officer or our Board of Directors;

• include advance-notice requirements for stockholder proposals for a stockholder vote at, and for stockholder nominations for the election of directors at, annual meetings of the stockholders;

• require the affirmative vote of holders of 80% of the outstanding shares of common stock (together with any other class of our outstanding voting stock voting together as a single class) to approve certain business combinations involving an “Affiliate” of our Company, any person who beneficially owns, or within the prior two years beneficially owned, directly or indirectly, voting shares of our capital stock having more than 10% of the voting power of our outstanding voting stock, or any assignee of voting shares that had been held by such a beneficial owner (other than a purchaser of such shares in a public offering), unless such business combination transaction satisfies specified price and procedural requirements or is approved by two-thirds of the “Continuing Directors” of our Company (as such terms are defined in our Certificate of Incorporation);

• permit our Board of Directors, in determining whether an “acquisition proposal” for our Company is in the best interests of our Company and our stockholders, to consider all factors it deems relevant including, without limitation, social, legal and economic effects upon employees, suppliers, customers and on the communities in which our Company is located, as well as on the long-term business prospects of our Company; and

• require the affirmative vote of holders of 80% of the outstanding shares of common stock (together with any other class of our outstanding voting stock voting together as a single class) to amend, alter or repeal provisions of the Certificate of Incorporation and the By-laws prohibiting stockholder action by written consent, the quorum requirements for stockholder meetings, establishing the means for calling special meetings of the stockholders, providing for the number, term, election and removal of directors and the filling of director vacancies, and providing for the supermajority stockholder approval requirement for certain business combination transactions involving substantial stockholders.

These provisions of our Certificate of Incorporation and By-laws could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare.